SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

PARK CITY GROUP, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-03718	37-1454128
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

299 South Main Street, Suite 2370, Salt Lake City, UT 84111
(Address of principal executive offices)

(435) 645-2000
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K filed by Park City Group, Inc. (the “Company”) on November 17, 2014 (the “Original Filing”). The Company is filing this amendment to solely to correct the Company’s name as it appears under Item 5.07. For convenience, the information previously disclosed in the Original Filing is repeated below.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On November 17, 2014, Park City Group, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the results of the voting are set forth below.

Proposal No. 1- Election of Directors

Stockholders elected Randall K. Fields, Robert W. Allen, James R. Gillis, William S. Kies Jr., Richard Juliano, Austin F. Noll Jr., and Ronald C. Hodge to serve on the Board of Directors until the Company’s next annual meeting of stockholders, or until their successors are elected and qualified.

	For	Against	Not Voted
Randall K. Fields	10,206,457	9,014	5,580,941
Robert W. Allen	9,810,094	405,377	5,580,941
James R. Gillis	9,970,188	245,283	5,580,941
William S. Kies Jr.	10,061,348	154,123	5,580,941
Richard Juliano	9,969,726	245,745	5,580,941
Austin F. Noll Jr.	10,214,567	874	5,580,941
Ronald C. Hodge	9,969,786	245,685	5,580,941

Proposal No. 2- Ratification of the Appointment of HJ & Associates LLC as the Company’s Independent Auditors for the Fiscal Year Ending June 30, 2015.

Stockholders ratified the appointment of HJ & Associates LLC as the Company’s independent auditors for the fiscal year ending June 30, 2015.

For	Against	Abstain
15,264,753	565,323	6,973

For more information about the foregoing proposals, please review the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on October 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK CITY GROUP INC.

Date: November 18, 2014	By:	/s/ Edward L. Clissold
Edward L. Clissold
Chief Financial Officer